Exhibit 10.35
First Amendment to AMETEK, Inc. 2020 Omnibus Incentive Compensation Plan
    WHEREAS, AMETEK, Inc. (the “Corporation”) sponsors the AMETEK, Inc. 2020 Omnibus Incentive Compensation Plan (the “Plan”);

WHEREAS, pursuant to Section 18 of the Plan, the Board may amend or terminate the Plan at any time, provided, however, that if stockholder approval of an amendment is required in order to comply with applicable law or stock exchange requirements, then such amendment must be approved by the Corporation’s stockholders;
WHEREAS, the Board desires to amend the Plan as set forth below; and
WHEREAS, the Board has determined that no stockholder approval is required to adopt the amendment.
    NOW THEREFORE, the Plan is hereby amended as follows:

1.Section 3(a) is replaced in its entirety with the following:

Committee. The Plan shall be administered and interpreted by the Committee, provided that, notwithstanding anything to the contrary herein, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under applicable law or applicable stock exchange requirements are required to be determined in the sole discretion of the Committee.
2.Section 3(d) is hereby added to the Plan as follows:

Delegation. To the extent permitted by applicable law and the Company’s governing documents, the Board or the Committee may delegate any of the authorities of the Committee identified herein to an individual or committee of individuals (who may, but need not, serve on the Board), including without limitation the authority to grant awards hereunder. To the extent that the Board or the Committee so delegates authority, applicable references in the Plan to the Committee’s authority to make awards and determinations with respect thereto shall be deemed to include the delegate. Notwithstanding the foregoing, the Committee will retain broad authority to administer the Plan, including the authority to make determinations with respect to awards previously granted by a delegate. The Board or the Committee, as applicable, may revoke any delegation it previously effectuated under this Section 3(d) at any time, for any reason, with or without prior notice.
Except as set forth in this amendment, all other terms and conditions of the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, this amendment has been executed by a duly authorized officer of the Corporation as of the 3rd day of November, 2022.

By:	/s/ Lynn Carino
Name: Lynn Carino
Title: Assistant Secretary

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